March 25, 1994


BY EDGAR

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Lotus Development Corporation Preliminary Proxy Materials

Dear Sir/Madam:

Accompanying this electronic transmission for filing on behalf of Lotus Development Corporation, a Delaware corporation (the
"Company"), pursuant to Rule 14a-6(a) of the Securities Exchange
Act of 1934, as amended, and Regulation S-T, please find preliminary copies of the following materials:

   1.A letter to shareholders of the Company from Jim P. Manzi, the Chairman of the Board and President of the Company;
   2.A Notice of Annual Meeting of Shareholders for the annual meeting of the Company's shareholders to be held on May 25, 1994 (the "Meeting");
   3.The Company's proxy statement relating to the Meeting; and 4.The form of proxy card.

Pursuant to Item 10 of Rule 14a-101 under the Exchange Act, this filing also includes a copy of the Company's 1986 Stock Option Plan for Non-Employee Directors, which is the subject of a proposed material amendment under Proposal No. 2 of the proxy statement.

In addition, please note that pursuant to Item 304 of Regulation S-T, the Company shall submit the performance graph that is to appear in the proxy statement on paper under cover of Form S-E on the first business day following the date of this electronic transmission.

The Company intends to release definitive proxy materials to its shareholders on or about April 12, 1994.


Securities & Exchange Commission
March 25, 1994
Page Two



Kindly direct any comments or questions about these above referenced materials to the undersigned by telephone (617)
693-1403 or by fax at (617) 693-4814.

Sincerely,



Larry J. Braverman
Senior Corporate Counsel





                          SCHEDULE 14A
                         (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
        Exchange Act of 1934 (Amendment No.             )

Filed by the registrant  /X/
     Filed by a party other than the registrant  /_/
     Check the appropriate box:
     /X/ Preliminary proxy statement
     /_/ Definitive proxy statement
     /_/ Definitive additional materials
     /_/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                  Lotus Development Corporation
        (Name of Registrant as Specified in Its Charter)

           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).
     /_/ $500 per each party  to the controversy pursuant to
         Exchange Act Rule 14a-6(i)(3).
     /_/ Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transactions applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:<F1>

     (4) Proposed maximum aggregate value of transaction:

     /_/ Check box if any part of the fee is offset as provided by Exchange act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

[FN]
<F1>Set forth the amount on which the filing fee is calculated and state how it was determined.




                        PRELIMINARY COPY


                                                April 12, 1994

Dear Shareholder:

     You are cordially invited to attend the 1994 Annual Meeting of Shareholders of Lotus Development Corporation, which will be held at the Wang Center for the Performing Arts, 270 Tremont Street, Boston, Massachusetts, on Wednesday, May 25, 1994 at 11:00 a.m., local time.

     Information about the Annual Meeting, including a listing and discussion of the matters on which the shareholders of the Company will act, may be found in the enclosed formal Notice of Annual Meeting and Proxy Statement. The Annual Report to Shareholders for the fiscal year ended December 31, 1993 has also been enclosed if not previously furnished to you.

     We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you, of course, will be entitled to vote in person, and such vote will revoke your proxy.


                              Sincerely,



                              /s/Jim P. Manzi

                              Jim P. Manzi
                              Chairman of the Board and President









                        PRELIMINARY COPY

 Lotus Development Corporation 55 Cambridge Parkway, Cambridge,
             Massachusetts  02142   617 577-8500

                  LOTUS DEVELOPMENT CORPORATION
                      55 Cambridge Parkway
                 Cambridge, Massachusetts 02142
                   -------------------------
                    NOTICE OF ANNUAL MEETING
                         OF SHAREHOLDERS
                    ------------------------
TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders (the "Meeting") of Lotus Development Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 25, 1994 at 11:00 a.m., local time, at the Wang Center for the Performing Arts, 270 Tremont Street, Boston, Massachusetts. The purpose of the Meeting shall be:

1.     To elect directors of the Company to serve until the next
Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

2.     To approve the amendment of the Company's 1986  Stock
Option Plan for Non-Employee Directors to provide for an automatic grant of options to newly elected directors of the Company.

3. To approve certain performance-based compensation payable to the Company's Chief Executive Officer in order to retain its deductibility for U.S. Federal Income Tax purposes.

4. To approve the amendment of the Company's Certificate of Incorporation to provide for an increase in the number of authorized shares of capital stock.

5. To ratify the selection of the firm of Coopers & Lybrand as auditors for the Company for the fiscal year ending December
31, 1994.

6. To transact such other business as may properly come before the Meeting or any adjournments thereof.

        Only shareholders of record on the books of the Company at the close of business on April 1, 1994 will be entitled to notice of and to vote at the Meeting.

     Please sign, date and return the enclosed proxy card in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

     All shareholders of the Company are cordially invited to attend the Meeting.

                              By Order of the Board of Directors



                              Thomas M. Lemberg
                              Secretary

Cambridge, Massachusetts
April 12, 1994
- -----------------------------------------------------------------

 IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.
- -----------------------------------------------------------------
                          PRELIMINARY COPY

                   LOTUS DEVELOPMENT CORPORATION
                      55 Cambridge Parkway
                 Cambridge, Massachusetts  02142
                         ---------------
                         PROXY STATEMENT
                          ------------

   Annual Meeting of Shareholders To Be Held on May 25, 1994

     Proxies enclosed with this Proxy Statement are solicited by the Board of Directors of Lotus Development Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, May 25, 1994 at 11:00 a.m., local time, at the Wang Center for the Performing Arts, 270 Tremont Street, Boston, Massachusetts, and any adjournments thereof.

     Shares represented by duly executed proxies in the form enclosed herewith received by the Company prior to the Meeting will be voted at the Meeting FOR the election of the nominees for director named below (except to the extent that authority therefor is withheld) and FOR each proposal described in this Proxy Statement. Where no choice has been specified on a proxy with respect to a particular matter, the shares represented by that proxy will be voted FOR the particular matter.

     Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company at the address of the Company set forth above, or by voting in person at the Meeting. If a shareholder does not intend to attend the Meeting, any proxy or notice should be returned for receipt by the Company not later than the close of business on Tuesday, May 24, 1994. The persons named in the proxies are officers of the Company. The Company will bear the cost of solicitation of proxies relating to the Meeting.

     Only shareholders of record as of the close of business on April 1, 1994 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof.

     As of the Record Date there were _________ shares (excluding treasury shares) of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding. Such shares of Common Stock are the only voting securities of the Company. Shareholders are entitled to cast one vote for each share of Common Stock held of record on the Record Date.

     The Board of Directors (the "Board of Directors") of the Company is not aware of any other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the
persons named in the proxies.   An Annual Report to Shareholders,
containing financial statements for the fiscal year ended December 31, 1993, preceded or accompanies this Proxy Statement. This Proxy Statement and the proxy enclosed herewith were first mailed to shareholders on or about April 12, 1994.

     The mailing address of the Company's principal executive offices is 55 Cambridge Parkway, Cambridge, Massachusetts 02142.


             PRINCIPAL HOLDERS OF VOTING SECURITIES

Security Ownership of Certain Beneficial Owners

     The following table sets forth as of December 31, 1993 the name of each person who, to the knowledge of the Company, owned beneficially more than five percent (5%) of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The information below with respect to beneficial ownership is based upon information filed with the Securities and Exchange Commission ("SEC") pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and furnished to the Company by the respective shareholders.

Name and Address              Amount and Nature
of Beneficial Owner           of Beneficial Ownership       Percent of Class

The Capital Group, Inc.       2,585,000(1)                   5.75%
333 South Hope Street
Los Angeles, CA 90071

FMR Corp.                     6,154,039(2)                  13.70%
82 Devonshire Street
Boston, MA 02109

Manning and Napier            2,807,868(3)                  6.25%
Advisors, Inc.
1100 Chase Square
Rochester, NY 14604

The Prudential Insurance      3,250,833(4)                  7.24%
Company of America
751 Broad Street
Newark, NJ 07102-3777

Twentieth Century             4,164,900(5)                  9.27%
Companies, Inc.
4500 Main Street
Kansas City, MO 64141


(1) Represents shares held by Capital Research and Management Company, a registered investment adviser ("CRMC") and an operating subsidiary of The Capital Group, Inc. As of the date set forth above, CRMC exercised sole investment discretion with respect to all of such shares, all of which were owned by various institutional investors. CRMC had no voting power with respect to such shares and disclaims beneficial ownership of such shares.

(2 ) Represents shares beneficially owned by (i) FMR Corp. through its wholly owned subsidiaries, Fidelity Management & Research Company, a registered investment adviser ("Fidelity"), and Fidelity Management Trust Company, a bank ("FMTC"), (ii) by certain investment companies (including the Fidelity Magellan
Fund) for which Fidelity serves as investment adviser (the "Fidelity Funds"), and (iii) by Edward C. Johnson 3d, as Chairman of FMR Corp., and through certain members of his family by virtue their controlling interest as a group in the voting stock of FMR Corp. The Fidelity Magellan Fund beneficially owned 4,208,100 shares or 9.37% of the Common Stock outstanding as of the date set forth above. Mr. Johnson and FMR Corp. each held shared voting and dispositive power with respect to all shares reported above. FMR Corp. and Mr. Johnson, each through their control of Fidelity, and the Fidelity Funds each had sole dispositive power with respect to the 5,996,849 shares owned by
the Fidelity Funds.   FMR Corp., through its control of FMTC,
had sole dispositive power over 157,190 Shares and sole voting power with respect to 91,690 of these shares and no voting power with respect to 65,000 shares owned by institutional accounts managed by FMTC.

(3) The beneficial owner, a registered investment adviser, possessed sole voting and dispositive power with respect to all such share as of the date stated above.

(4) Represents shares held by The Prudential Insurance Corporation of America ("Prudential ") directly as well as shares held for the benefit of Prudential's clients, by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Includes 3,153,300 shares or 7.02% of the Common Stock then outstanding beneficially owned by Jennison Associates Capital Corp., a registered investment advisor ("Jennison"). As of the date set forth above, Prudential, possessed sole voting power and sole dispositive power with respect to 280,493 of these shares, shared voting power with respect to 2,394,040 shares and shared dispositive power with respect to 2,967,040 shares. As of such date, Jennison possessed sole voting power with respect to 422,100 shares, shared voting power with respect to 2,186,300 shares and shared dispositive power with respect to 3,153,300 shares.

(5) Represents shares beneficially owned by Twentieth Century Companies, Inc. ("TCC") on its own behalf, on behalf of its wholly owned subsidiary, Investors Research Corporation ("IRC"), a registered investment adviser, on behalf of Twentieth Century Investors, Inc. ("TCI"), a registered investment company managed by IRC, and on behalf of Mr. James E. Stowers, Jr., a controlling shareholder of TCC. As of the date set forth above, TCC, IRC and Mr. Stowers each possessed sole voting power with respect to 4,164,800 of these shares, sole dispositive power over all 4,164,900 of these shares and shared voting power with respect to 20,100 of these shares. TCI possessed sole voting and dispositive power with respect to 3,520,000 of these shares.

Security Ownership of Directors and Executive Officers

     The following table sets forth for each member of the Board of Directors, the Company's Chief Executive Officer ("CEO"), and each of the next four most highly compensated executive officers of the Company, the position presently held by such person and the number of shares and percentage of outstanding Common Stock of the Company beneficially owned by each and by all directors and executive officers as a group, as of March 1, 1994.

Name                    Positions and Offices   Amount and Nature of
                        with the Company        Beneficial Ownership (1)    Percent of Class
- -----------------------------------------------------------------------------------------------
Jim P. Manzi            Chairman of the Board       1,244,906(2)             2.74%
                        and President

Richard S. Braddock     Director                        3,000(3)               *

Lawrence G. Graev       Director                       59,000(4)               *

William H. Gray III     Director                            0                  *

Aldo Papone             Director                       31,000(5)               *

Michael E. Porter       Director                        3,500                  *

Chester A. Siuda        Director                       45,000(6)               *

Henri A. Termeer        Director                            0                  *

John B. Landry          Senior Vice President--        26,156(7)               *
                          Development and
                          Chief Technology
                          Officer

June L. Rokoff          Senior Vice President--        17,194(8)               *
                          Development

Robert P. Schechter     Senior Vice President--        83,011(9)               *
                          International Business
                          Group

Robert K. Weiler        Senior Vice President--        50,218(10)              *
                          North American Business
                          Group

All directors and executive                          1,668,779(11)           3.64%
officers as a group (16
 persons)

________________
  *  less than 1%


(1) Except where expressly stated otherwise, each named person possesses sole voting and investment power with respect to the shares.

(2) Includes 26,201 shares held in the Jim P. Manzi 1993
Irrevocable Trust for the benefit of Mr. Manzi's children.
Includes 25,000 shares that Mr. Manzi has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options.

(3) Includes 2,500 shares that Mr. Braddock has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options.

(4) Includes 45,000 shares that Mr. Graev has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options. Includes 14,000 shares held in trust for the benefit of Mr. Graev through the O'Sullivan Graev & Karabell Profit Sharing Plan.

(5) Includes 30,000 shares that Mr. Papone has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options.

(6) Includes 45,000 shares that Mr. Siuda has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options.

(7) Includes 16,406 shares that Mr. Landry has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options. Includes 8 shares held in trust for the benefit of Mr. Landry under the Company's 401k and Profit Sharing Plan and 1,200 shares over which Mr. Landry exercises investment discretion as custodian of such shares held for the benefit of his minor children.

(8) Includes 1,562 shares that Ms. Rokoff has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options. Includes 6,632 shares held in trust for the benefit of Ms. Rokoff under the Company's 401k and Profit Sharing Plan.

(9) Includes 79,531 shares that Mr. Schechter has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options.

(10) Includes 49,218 shares that Mr. Weiler has the right to acquire within 60 days of March 1, 1994 by the exercise of stock options.

(11) Includes 400,011 shares that directors and executive officers of the Company have the right to acquire within 60 days of March 1, 1994 by the exercise of stock options and 6,640 shares of Common Stock held in trust as described above.




EXECUTIVE COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS
                     AND EXECUTIVE OFFICERS

Summary Compensation

     The following table sets forth information concerning the cash and noncash compensation in each of the last three fiscal years for the Company's CEO and the next four most highly compensated executive officers.

                                        Annual Compensation(1)     Long Term         All Other
                                        _____________________      Compensation      Compensation
Name and Principal Position     Year    Salary ($)  Bonus ($)     Options (#)        ($)(2)
_______________________________________________________________________________________________

Jim P. Manzi                    1993     650,000     650,000         40,000          35,046
   Chairman of the Board        1992     650,000           0              0          34,214
   and President                1991     650,000     195,000         50,000          36,738


John B. Landry                  1993     325,000     325,000         12,500          28,325
   Senior Vice President --     1992     325,000           0              0         208,889(3)
   Development and Chief        1991      12,500(4)        0        150,000(5)      325,625(3)
   Technology Officer



June L. Rokoff --               1993     325,000     325,000         25,000          19,771
   Senior Vice President --     1992     307,400(6)        0         65,000          19,945
   Development                  1991     258,000     140,000         75,000          17,123




Robert P. Schechter             1993     325,000     325,000         42,500          19,771
   Senior Vice President --     1992     325,000           0              0          22,469
   International Business       1991     325,000     195,000         25,000(7)       20,488
   Group



Robert K. Weiler                1993     325,000     325,000         17,500          19,771
   Senior Vice President --     1992     325,000           0             0           24,688
   North American               1991     298,750(4)  260,000        175,000(5)      283,935(8)
   Business Group



(1) Does not include perquisites or other personal benefits in any year for which the aggregate amount was less than the lesser of either $50,000 or 10 percent of the total annual salary and bonus for the executive officer in that year.

(2) Includes amounts credited to the account of the executive officer in those years in which he or she served in such capacity in connection with (i) the profit sharing feature of the Company's 401k and Profit Sharing Plan, (ii) the Company's
     Defined Contribution Restoration Plan and (iii) the Company matching contribution under the savings feature of the 401k and Profit Sharing Plan as follows:

                                                          Defined
                                                        Contribution
                                     Profit Sharing      Restoration     401K Matching
Name                 Year              Amount ($)          Plan ($)      Contribution ($)
________________________________________________________________________________________

Manzi . . . . . . .  1993              11,084              19,465           4,497
                     1992               7,781              22,069           4,364
                     1991              11,111              21,389           4,238

Landry . . . . . . . 1993              11,084              12,744           4,497
                     1992               7,781              14,744           4,364
                     1991                 625                   0               0

Rokoff . . . . . .   1993              11,084               4,190           4,497
                     1992               7,781               7,800           4,364
                     1991              11,111               1,774           4,238

Schechter . . . . .  1993              11,084               4,190           4,497
                     1992               7,781              10,324           4,364
                     1991              11,111               5,139           4,238

Weiler . . . . . .   1993              11,084               4,190           4,497
                     1992               7,781              12,543           4,364
                     1991              11,111              18,586           4,238


(3) Includes payment by the Company of $325,000 in 1991 and $182,000 in 1992 related to Mr. Landry's prior employment for cash and other compensation that he had foregone by joining the Company.

(4) Represents salary received for that portion of the year that the executive officer was employed by the Company.

(5) Represents options granted to the executive officer at the time of joining the Company.

(6)  Upon becoming Senior Vice President -- Development in May
     1992, Ms. Rokoff's annual base salary rate was increased to $325,000.

(7) Does not include options granted to Mr. Schechter's spouse in fiscal 1991 to purchase 2,500 shares of Common Stock, of which options and shares Mr. Schechter disclaims beneficial ownership.

(8)  Includes payment by the Company of $250,000 related to Mr.
     Weiler's prior employment for cash and other compensation that he had foregone by joining the Company.


Option Grants in Last Fiscal Year

     The following table sets forth information concerning individual stock option grants made to the Company's CEO and each of the Company's next four most highly compensated executive officers during fiscal 1993.



                                        Individual Grants (1)
                --------------------------------------------------------------   Potential Realizable
                                                                                 Value at Assumed
                                                                                 Annual Rates of
                                Percent of                                       Stock Price Appreciation
                                Total Options                                    for Option Term (2)
                    Options     Granted to Employees    Exercise                 --------------------
                    Granted     in Fiscal Year          Price        Expiration        5%       10%
Name                  (#)              (%)              ($/Sh)          Date          ($)       ($)
- -----------------------------------------------------------------------------------------------------

Jim P. Manzi          40,000          1.66             22.13     January 27, 2000   360,284    839,615

John B. Landry        12,500          0.52             22.13     January 27, 2000   112,589    262,380

June L. Rokoff        25,000          1.04             22.13     January 27, 2000   225,117    524,759

Robert P. Schechter   42,500          1.76             22.13     January 27, 2000   382,802    892,091

Robert K. Weiler      17,500          0.73             22.13     January 27, 2000   157,624    367,331


(1) All grants described above are non-qualified stock options that become exercisable with respect to 25% of the total number of shares subject to option on the first anniversary of the date of grant and thereafter, with respect to the remaining 75% of such shares, over the next succeeding 36 months in equal monthly installments. All options were granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant.

(2) Calculation of potential realizable values are based on theoretical rates of return mandated by the rules of the SEC and may or may not accurately reflect or predict the actual value of the stock options.


Aggregated Option Exercises In Last Fiscal Year And Fiscal
Year-End Option Values


     The following table sets forth information concerning each exercise of stock options by the CEO and each of the Company's next four most highly compensated executive officers during fiscal 1993 and the value of unexercised options at the end of that fiscal year.

                                                     Number of              Value of Unexercised
                                                     Unexercised            in-the-Money
                                                     Options at Fiscal      Options at
                         Shares                      Year-End               Fiscal Year-End(1)
                        Acquired       Value         Exercisable/           Exercisable/
                       on Exercise    Realized       Unexercisable          Unexercisable
Name                       (#)          ($)              (#)                     ($)
- -----------------------------------------------------------------------------------------------

Jim P. Manzi              76,250    1,420,156     33,750 /  65,000       1,062,500 / 2,218,125

John B. Landry            37,500      758,438     37,500 /  87,500       1,317,188 / 3,045,313

June L. Rokoff           111,075    1,919,871     15,000 / 117,500         510,156 / 3,363,906

Robert P. Schechter (2)   66,750    1,329,861    103,750 /  80,000       3,025,781 / 2,551,094

Robert K. Weiler          51,250    1,487,969      6,250 / 105,000         225,781 / 3,792,500



(1)  Based on the closing price on the NASDAQ National Market
System for a share of Common Stock on December 31, 1993 of $55.00.

(2) Does not include information with respect to Mr. Schechter's spouse, as to whose shares of Common Stock and options to purchase such shares Mr. Schechter disclaims beneficial ownership. During 1993, Mr. Schechter's spouse acquired 14,575 shares of Common Stock through the exercise of stock options for a realized value of $82,383. At fiscal year end, his spouse held no exercisable or unexercisable options to purchase Common Stock.

Pension Plan

     In 1985, the Company established the Lotus Development Corporation Pension Plan (the "Pension Plan") for the purpose of assisting its employees in meeting the needs of retirement. In 1992, the Company determined that its Profit Sharing and 401k Plan could provide adequate retirement assistance to employees and, effective June 1, 1992, suspended the Pension Plan. While all benefits accrued under the Pension Plan through May 31, 1992 have become fully vested, no further benefits have accrued to employees after that date.

     Benefits under the Pension Plan are based on an average of the participant's highest consecutive 36 months of total annual compensation during the 72 months of service prior to June 1, 1992 ("Final Average Compensation"). The monthly benefit payable upon normal retirement in the form of a single life annuity is computed as follows: 1/12th of 1.5% of Final Average Compensation is multiplied by the employee's total number of years of service at retirement up to no more than 35 years. From that result is subtracted the monthly value of the annuity that could be acquired (on specified actuarial assumptions) with the amount of Company profit sharing contributions for the employees account for 1990 and subsequent years accumulated with a deemed interest return.

     The table below sets forth the estimated annual benefits payable upon normal retirement under the Pension Plan formula to employees in the specified average salary and years of service classifications:

                                   Years of Service
                                   ----------------
             Remuneration            5          10

               $25,000               1,875      3,750
                50,000               3,750      7,500
                75,000               5,625     11,250
               100,000               7,500     15,000
               125,000               9,375     18,750
               150,000               11,250    22,500
               175,000               13,125    26,250
               200,000               15,000    30,000
               228,860*              22,500    45,000

          ___________________
          * The maximum permitted salary recognized under the Internal Revenue Code of 1986, as amended (the
            "Code") as in effect in 1992.

     As of June 1, 1992, the date on which the accrual of future benefits was suspended, Mr. Manzi had eight years, Mr. Landry had less than one year, Ms. Rokoff had seven years, Mr. Schechter had four years and Mr. Weiler had one year of service under the Pension Plan.

Other Benefit Plans

     The Company currently provides certain benefits to its eligible employees (including its executive officers) through the additional benefit plans described below:

     1992 Stock Option Plan. The Company maintains the 1992 Stock Option Plan (the "Stock Option Plan") to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to certain employees and consultants to contribute to the success of the Company. The Stock Option Plan is administered by a committee of the Board of Directors that consists of independent directors. Stock options granted under the Plan may not be granted at less than fair market value on the date of grant.

     Employee Stock Purchase Plan. The Company maintains the Employee Stock Purchase Plan (the "Employee Plan") to provide incentive and to encourage ownership of Common Stock by all eligible employees of the Company and its subsidiaries. Employees of the Company may participate in the Employee Plan by authorizing payroll deductions over a six month period, with the proceeds being used to purchase shares of Common Stock for the participant at a discounted price. The Employee Plan is intended to be an "employee stock purchase plan" under Section 423 of the Code.

     Profit Sharing Plan and 401k Plan. The Company's Profit Sharing and 401k Plan (the "Plan") provides savings options to eligible U.S. employees of the Company through deferment of a portion of their compensation. Participants may elect to defer 2% to 12% of their compensation into the Plan and may also elect to contribute up to an additional 10% of their compensation on a non-deferred basis; provided that the combination of deferred and non-deferred contributions cannot exceed 12% of annual compensation. The Company also makes matching contributions equal to a percentage of the participant's monthly deferred contributions.

     Under the Plan, an annual discretionary profit sharing contribution by the Company based on a percentage of operating profit is allocated to the accounts of all participants, who do not themselves make any profit sharing contribution. The level of Company profit sharing and matching contributions is set annually by the Board of Directors.

     The Plan is administered by a committee appointed by the Board of Directors. Each participant's contributions to the Plan are held in trust by a bank trustee and are invested in certain investment funds in accordance with the participant's instructions. The Plan is intended to be a qualified plan under
Section 401(k) of the Code.

     Defined Restoration Plan. The Company adopted the Defined Contribution Restoration Plan to provide supplemental retirement benefits to employees, who because of limitations imposed by the law on benefits under tax qualified plans, would receive less than the full benefits to which they would have otherwise been entitled under the Company's qualified retirement plan. Under the Defined Contribution Restoration Plan, a participant's account is credited each year with the amount by which his or her profit sharing allocation under the Company's Profit Sharing and 401k Plan, calculated without consideration of the limitations imposed under the Code, exceeds the amounts permitted under the Code. The Company's funding policy is to pay these supplemental benefits directly to participants as they become due, and no assets are being set aside in advance for this purpose.

Compensation Committee Report on Executive Compensation

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, which is composed of four independent directors, makes recommendations to the Board on the three key components of the Company's executive compensation program, base salary, annual incentive awards and long term incentives.

Compensation Policies for Executive Officers.

     The Company's executive compensation program is designed to attract and retain fully qualified executives in the highly competitive high technology marketplace. The levels of executive compensation established by the Committee are designed to be consistent with those available to other executives in the industry.

     The Committee establishes individual compensation awards based on the contribution the executive has made in attaining the Company's short term and strategic performance objectives as well as the executive's anticipated future contribution. The Company's executive compensation program consists primarily of the following integrated components:

     1. Base Salary-which is designed to compensate executives competitively within the industry and marketplace.
     2. Annual Incentives-which provide a direct link between executive compensation and annual Company performance against predetermined measures.
     3. Long Term Incentives-which consist of stock options that link management decision making with long-term Company performance and shareholder interests.

     Base Salary. Base salary levels for executive officers of the Company are reviewed annually by the Compensation Committee. The Committee's current policy is to maintain base salary levels within the upper quartile of the industry, based on industry surveys and competitive analyses compiled by the Company's Human Resources department and reviewed by the full Board of Directors. With the exception of June Rokoff, who was promoted to Senior Vice President of Development in May 1992, base salary levels have not increased since 1990 for the Company's named executive officers.

     Annual Incentives. All executive officers participate in an Executive Incentive Plan, which compensates officers in the form of annual cash bonuses. Awards under this plan are based on the attainment of specific Company performance measures established by the Compensation Committee at the beginning of the fiscal year. These performance measurements are keyed to management's annual operating plan and are based on the achievement of specific operating profit, revenue growth, revenue per headcount and expense per headcount.

     Long Term Incentives. The Company provides long term incentives through its Amended and Restated 1983 Nonqualified Stock Option Plan and its 1992 Stock Option Plan. The purpose of these plans is to create a direct link between compensation and the long-term performance of the Company. Stock options under these plans are granted at or above fair market value and vest in installments, generally over four years. Options granted before January 1, 1993 have a five year term and options granted on or after that date have a seven year term. The Company makes its annual grant of options to its employees, including its executive officers, in January, to enable the Company to more closely link option grants to individual contribution and Company performance.

     When recommending option awards for an executive officer, the Committee considers (i) the executive's current contribution to Company performance, (ii) the anticipated contribution in meeting the Company's long-term strategic performance goals and
(iii) industry practices and norms. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executives' compensation is directly aligned with an increase in shareholder value.

     In 1994, the Company adopted a "premium" stock option program for the CEO, the executive officers and certain other officers of the Company, which program is designed to enhance the link between the participant's compensation and the long-term performance of the Company, and assist in the retention of each participant. Under this program participants receive options to purchase Common Stock under the 1992 Stock Option Plan at 20% above fair market value. Options granted under this program have a seven year term and vest over three years beginning on the second anniversary of the date of grant and thereafter in equal monthly installments over the succeeding 36 months.

     In January 1994, the Company granted "premium" options to purchase the following number of shares of Common Stock to the CEO and the next four most highly compensated executive officers at an exercise price of $64.50 per share: Mr. Manzi - 200,000; Mr. Landry - 100,000; Ms. Rokoff - 100,000; Mr. Schechter - 100,000; and Mr. Weiler- 100,000.

CEO Compensation

     Base Salary. The CEO's salary is positioned competitively to the mid-range of the marketplace through comparison of industry surveys and competitive analyses compiled by the Company's Human Resources department and reviewed by the Committee. The CEO has not received a base salary increase since
January 1990.

     Incentive Compensation. During the past four years, the Committee has gradually moved to increase the incentive portion of the CEO's total potential compensation through the annual Executive Incentive Program. The Executive Incentive Program is dependent on Company performance as determined by four measurements, each of which has a weighting that comprises 100% of the CEO's target incentive award. The CEO's maximum potential annual incentive award under this program is 150% of base salary. The four award measurements are: (i) the Company's performance against operating profit (ii) total revenue growth (iii) average revenue dollars per head and (iv) average expense per employee. These targets are set and approved by the Committee annually. This year, the Company is soliciting the approval of the material terms under which compensation is payable to the CEO under the Executive Incentive Program in order to retain its deductibility for U.S. federal income tax purposes. See "Proposal No. 3" below.

     Long Term Incentive. In January 1994, the CEO received a "premium" option grant as described above. Consistent with the Committee's considerations for awards under this plan, the award was based on the anticipated contribution of the CEO to the attainment of the Company's long-term strategic performance. Based upon an assessment of industry norms, the Committee believes that the awarding of this grant is within the scope of the marketplace for industry executives.

                              Respectfully submitted by the
                              Compensation Committee.

                              Richard S. Braddock, Chairman
                              Chester A. Siuda
                              Henri Termeer
                              Aldo Papone



Compensation of Directors

     All Directors, with the exception of Mr. Manzi, received an annual retainer of $24,000 for the fiscal year ended December 31, 1993, together with reimbursement of expenses incurred in attending meetings of the Board of Directors.

     On January 1, 1994, Mr. Braddock, Mr. Graev, Mr. Papone, Mr. Porter, Mr. Siuda and Mr. Termeer were each granted an option to acquire 10,000 shares of the Company's Common Stock at an exercise price of $53.875 per share, which price was equal to the market value of the Company's Common Stock on the first business day following that date, pursuant to the Company's 1986 Stock Option Plan for Non-Employee Directors. For a more complete description of that plan, see "Proposal No. 2" below.

Compensation Committee Interlocks and Insider Participation

     Mr. Braddock, Mr. Graev, Mr. Papone, Mr. Siuda and Mr.
Termeer each served on the Compensation Committee of the Board during 1993.

     Mr. Graev, who is a member of the Company's Board of Directors and who was a member of its Compensation Committee during 1993, is also a member of the law firm of O'Sullivan Graev & Karabell.
During fiscal year 1993, the Company paid to O'Sullivan
Graev & Karabell fees of approximately $2,738,000 for legal services.

Compliance with Section 16(a) of the Exchange Act

     Michael E. Porter, a Director of the Company, made one late filing reporting the purchase of 500 shares of Common Stock that was required to be filed in 1993 on Form 4 under Section 16(a) of the Exchange Act. Mr. Porter subsequently reported this transaction.

Performance Graph

     The following indexed graph indicates the Company's total return to its shareholders for the past five year period ended December 31, 1993 as compared to the total return over such period for the Standard & Poor's 500 Composite Index and the Standard & Poor's High Tech Composite Index. This graph assumes a $100 investment at the beginning of the five-year period and the reinvestment of all dividends.

(Pursuant to Item 304 of Regulation S-T, the Company has submitted the performance graph under cover of Form S-E)







             PROPOSAL NO. 1 - ELECTION OF DIRECTORS


     Each of the persons named below has been nominated for election as a director of the Company until the 1995 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. No proxy may be voted for more persons than the number of nominees listed below. Shares represented by all duly executed proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the shares represented by duly executed proxies received by the Company will be voted for the election of a substitute nominee selected by the Board of Directors. The nominees receiving a plurality of the votes cast at the Meeting will be elected as directors.

Information Pertaining to Nominees

     The following table sets forth the name and address of each nominee, the age of each nominee, the year in which each nominee first became a director of the Company, the principal occupation of each nominee during the past five years and any other directorships held, as of March 1, 1994, by each nominee in any company subject to the reporting requirements of the Exchange Act or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

                                    Year in
                                    Which
                                    Nominee
                                    First Became      Principal Occupation
Name and Address            Age     Director          During Past 5 Years                  Directorships
- ---------------------------------------------------------------------------------------------------------------
Jim P. Manzi                 42        1984           Chairman of the Board of the         None
c/o Lotus Development                                 Company (1986 to present);
Corporation                                           President and Director of the
55 Cambridge Parkway                                  Company (1984 to present)
Cambridge, MA 02142

Richard S. Braddock          52        1992           Chief Executive Officer (1993),      Eastman Kodak Company
c/o Lotus Development                                 Medco Containment Services, Inc.
Corporation                                           (health care related services
55 Cambridge Parkway                                  company); President and Chief
Cambridge, MA  02142                                  Operating Officer (1990-1992),
                                                      Citicorp and Citibank, N.A.
                                                      (bank and financial services
                                                      companies); Sector Executive
                                                      (1985-1989), Citicorp and
                                                      Citibank, N.A.



William H. Gray III          52        1994           President and Chief Executive        Chase Manhattan Corp.;
c/o United Negro College Fund                         Officer of the United Negro          MBIA Corp.; Prudential
700 13th Street, N.W.                                 College Fund (since 1991);           Insurance Corp. of
Suite 1180                                            Congressman 2nd District             America; Rockwell Int'l
Washington, D.C.  20005                               Pennsylvania, U.S. House of          Corp.; Scott Paper Co.;
                                                      Representatives (1979-1991)          Union Pacific Corp.;
                                                                                           Warner Lambert Corp.;
                                                                                           and Westinghouse Corp.


Michael E. Porter            46        1993           Professor, Harvard Business          Alpha Beta Technologies, Inc.
c/o Harvard Business                                  School (1973 - present)
School
Aldrich Building,
Room 200
Soldiers Field Road
Boston, MA  02163

Henri A. Termeer             47        1993           Chairman, President and Chief        Abiomed Inc.;
c/o Genzyme Corporation                               Executive Officer, Genzyme           AutoImmune Inc.;
One Kendall Square                                    Corporation (1988 - present)         Hambrecht & Quist
Cambridge, MA 02139                                                                        Health Care Investors,
                                                                                           Inc.; Hambrecht & Quist
                                                                                   Life Sciences; IG
                                                                                           Laboratories, Inc.; and
                                                                                           Neozyme II Corp.




Board Meetings and Committees

     The Board of Directors is comprised of Jim P. Manzi, Richard
S. Braddock, Lawrence G. Graev, William H. Gray III, Aldo Papone, Michael E. Porter, Chester A. Siuda and Henri A. Termeer. The Board of Directors met seven times during the year ended December 31, 1993. The Board of Directors has a Compensation Committee, which establishes and reviews compensation of senior management and which consists of Messrs. Braddock, Termeer, Papone and Siuda. The Compensation Committee met three times during 1993. The Board of Directors also has an Audit Committee which oversees actions taken by the Company's independent auditors and reviews the Company's internal controls, consisting of Messrs. Porter, Papone and Siuda. The Audit Committee met twice during 1993.

     The Board of Directors of the Company had a Nominating Committee consisting of Messrs. Braddock, Graev, Papone and Siuda for the purpose of recommending nominees for election as directors of the Company to the Board of Directors. The Nominating Committee met once during 1993. The Nominating Committee was disbanded in September 1993.

     Pursuant to the Company's By-laws, the Board of Directors has set the number of directors of the Company to be elected at the Meeting at five. All nominees are currently members of the Board of Directors. Mr. Graev, Mr. Papone and Mr. Siuda have decided not to stand for re-election in 1994.



Certain Transactions

     In 1993, the Company paid fees for legal services to O'Sullivan Graev & Karabell, the law firm of which Mr. Graev, a director of the Company, is a member. See "Compensation
Committee Interlocks and Insider Participation" above.

     The Company's Profit Sharing and 401k Plan invests in a number of investment funds at the direction of its participants. During 1993, the Profit Sharing and 401k Plan invested in the Fixed Income Fund, which is managed by Fidelity Management Trust Company, and in the Fidelity Magellan Fund and the Fidelity Equity Income Funds, which are managed by Fidelity Management & Research Company. Both Fidelity Management Trust Company and Fidelity Management & Research Company are wholly owned subsidiaries of FMR Corp., which, as of December 31, 1993, beneficially owned greater than 5% of the outstanding Common Stock of the Company. See "Principal Holders of Voting Securities" above and "Other Benefit Plans--Profit Sharing and 401k Plan" above.



              PROPOSAL NO. 2 TO APPROVE AMENDMENT
               OF THE NON-EMPLOYEE DIRECTORS PLAN

Description of the 1986 Stock Option Plan for Non-Employee
Directors

     Purpose.  The 1986 Stock Option Plan for Non-Employee
Directors (the "Directors Plan") was approved by the Company's shareholders in April 1987. The purpose of the Directors Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its shareholders.

     Shares to be Optioned. Subject to adjustment as described below, no more than 500,000 shares of the Company's Common Stock may be issued through the exercise of options granted pursuant to the Non-Employee Directors Plan. No option may be granted under the Non-Employee Directors Plan after April 27, 1997 (the "Termination Date").

     Administration of the Plan. The Plan is administered by the Board of Directors of the Company, which has the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it deems desirable.

     Eligible Persons. Each member of the Board of Directors of the Company who is not, and who during the immediately preceding 12-month period has not been, an employee of the Company or any subsidiary of the Company automatically becomes a participant (a "Participant") in the Plan. There are currently seven directors
- - Richard S. Braddock, Lawrence G. Graev, William H. Gray III, Henri A. Termeer, Aldo Papone, Michael E. Porter, and Chester A. Siuda - eligible to receive options under the Plan. Each Participant who is in office on November 15 of any year is, on the immediately succeeding January 1, automatically granted an option to acquire 10,000 shares of Common Stock. More than one option may be granted to any one person and be outstanding at any time.

     Option Price. The price of shares that may be purchased upon exercise of an option granted under the Directors Plan is the fair market value of the Common Stock on the date of grant as determined in accordance with the Directors Plan.

     Exercise of Options. Each option granted under the Directors Plan is evidenced by an option agreement which is subject to the terms and conditions of such plan. Options granted pursuant to the Directors Plan, except as described below, are exercisable in installments of 25% upon each anniversary of the date of grant. The term of each option, except as described below, is for a period not exceeding ten years from the date of grant. Upon exercise of an option, a Participant may pay the Company the amount of the aggregate option exercise price with cash or check or with shares of Common Stock.

     Restrictions on Options. No options may be granted under the Directors Plan and no shares of Common Stock may be issued upon the exercise of options unless and until the Company and/or the Participant shall have complied with all laws and regulations relating thereto, including but not limited to federal and state securities laws. Option granted under the Directors Plan are nonassignable and nontransferable by Participant except by will or by the laws of descent and distribution.

     Changes in Capital Structure. In the event of a stock dividend, stock split or other change in the capital structure of the Company affecting its Common Stock, an adjustment shall be made in the number of shares subject to the Directors Plan and the number and option price of shares subject to options granted thereunder, as may be determined to be appropriate.

     Change in Control. In the event of a Change in Control of the Company (as defined below), an option granted to a Participant will become fully exercisable if, within one year of such Change in Control, such Participant ceases for any reason to be a member of the Board. A "Change in Control" will be deemed to have occurred if (a) there is consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (b) the Company's shareholders approve any plan or proposal for the liquidation or dissolution of the Company; (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under said Act) of 30% or more of the outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any exercise of an option permitted in the event of a Change in Control must be made within 180 days of the related Participant's termination as a director of the Company.

     Amendment. The Directors Plan may be terminated, modified or amended at any time prior to the Termination Date by the Board of Directors, provided such termination, modification or amendment does not (i) increase the maximum aggregate number of shares for which options may be granted under the Directors Plan or the number of shares for which an option may be granted to any Participant without the approval of the shareholders of the Company or (ii) affect the rights of a Participant in the Directors Plan with respect to options previously granted to him or her without his or her consent.

     Termination of Options. In the event of the death of a Participant, any option granted to such Participant may be exercised, to the extent exercisable on the date of death, by the estate of such Participant, or by any person or persons who acquired the right to exercise such option by will or by the laws of descent and distribution. Such option may be exercised at any time within 180 days after the date of death of such Participant, but not after the date on which the option expires by its terms. In the event that a Participant ceases to be a director for the Company, other than by reason of his or her death, any option granted to such Participant may be exercised, to the extent exercisable on the date the Participant ceases to be a director, for a period of 30 days after such date, but not after the date on which the option expires by its terms.

Proposed Action

      On March 24, 1994, the Board of Directors of the Company approved the amendment of the Directors Plan to provide that, subject to the approval of the shareholders of the Company, any non-employee of the Company elected to the Board of Directors between January 1 and June 30 of 1994 or any period from November 16 through June 30 thereafter shall be automatically granted the option to purchase 10,000 shares of Common Stock on the later to occur of (i) the date that such amendment was approved by the Board or (ii) the date of the first meeting of the Board of Directors following the election of the new director. Such option will be at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, as such value is determined under the Directors Plan and will be on the same terms as other options granted under the Directors Plan.

     The amendment will provide for option grants to new members of the Board who because of the timing of their election to the Board would not receive the same benefits under the Directors Plan as other Board members serving during substantially the same
period of time.    Approval of the amendment is being sought so
that the Company can continue to attract and retain the services of experienced and knowledgeable independent directors for the benefit of the Company and its shareholders.

     Approval of the amendment to the Plan is also being requested so that options granted to Directors pursuant to the Directors Plan may qualify for favorable treatment under Rule 16b-3 promulgated by SEC under the Exchange Act. Approval of the Directors Plan will require the affirmative vote of a majority of shares of Common Stock present or represented, and entitled to vote, at the Meeting. If the amendment is authorized, the text of the Section 4 of the Directors Plan will be restated as follows by adding the language indicated below in italics:

          4.  Eligibility: Grant of Option.  Each director
          of the Corporation who is not, and has not during
          the immediately preceding 12 month period been,
          an employee of the Corporation or any subsidiary
          of the Corporation (a "Participant") shall
          automatically be a participant in the Plan.  Each
          Participant who is in office on November 15 of
          any year (commencing with November 15, 1986)
          shall, on the immediately succeeding January 1,
          automatically be granted an option to acquire
          10,000 Shares under the Plan.   In addition, any
          Participant who is elected to the Board of Directors on or between January 1, 1994 and June
          30, 1994 or during any seven and one-half month period beginning November 16 and ending June 30 thereafter shall automatically be granted an option to acquire 10,000 Shares on the later to occur of (i) March 24, 1994 or (ii) the date of the first meeting of the Board following the election of such Participant as a director."

New Plan Benefits

     If the Plan is approved by shareholders, Mr. Gray, who was elected to the Board in January 1994, will receive an option to purchase 10,000 shares of Common Stock at the per share exercise of $81.75.

     The Board of Directors unanimously recommends that shareholders vote for the approval of the amendment to the Directors Plan.


           PROPOSAL NO. 3 TO APPROVE THE DEDUCTIBILITY
                OF CERTAIN EXECUTIVE COMPENSATION

     Under a recently enacted amendment to the Code, the United States Congress voted to deny a deduction for U.S. Federal Income Tax purposes to publicly held corporations to the extent that compensation paid to a corporation's CEO or any one of the four next most highly paid executive officers exceeds $1,000,000. These deduction limits do not apply, however, to certain types of "performance-based" compensation that meet the requirements of
Section 162(m) of the Code, which requirements include approval by the shareholders of the material terms under which the compensation is payable.

     This proposal solicits approval of shareholders for purposes of Section 162(m) of the Code of the material terms under which the CEO is paid an annual cash bonus under the Company's
Executive Incentive Plan.  See "Compensation Committee Report on
Executive Compensation" above.

     Awards to the CEO under the Executive Incentive Plan are based on the attainment of specific Company performance measures approved by the Compensation Committee of the Board of Directors. These performance measurements are keyed to management's annual operating plan and are based on the achievement of specific operating profit, revenue growth and, revenue per head and expense per employee. According to the written performance goals established for the CEO under the Executive Incentive Plan, the maximum bonus award payable to the CEO under the Executive Incentive Plan is equal to 150% of the CEO's base salary for the year with respect to which the award is made.

     Approval of this proposal will enable the Company to continue to offer its CEO an incentive compensation package that will continue to retain and attract qualified executives in the highly competitive high technology market place, while preserving for the Company a deduction for U.S. Federal Income Tax purposes for the full amount of such compensation. Approval of this proposal will require the affirmative vote of a majority of shares of Common Stock present or represented, and entitled to vote, at the Meeting.

     The Board of Directors unanimously recommends that shareholders vote for the approval of the material terms of the compensation program described above.


  PROPOSAL NO. 4 TO  AMEND THE CERTIFICATE OF INCORPORATION TO
    INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Under the provisions of the Fourth Article of the Company's Second Amended and Restated Certificate of Incorporation, as amended, the Company's current authorized capital stock is one hundred five million shares, consisting of one hundred million shares of common stock, $.01 par value ("Common Stock"), and five million shares of preferred stock, $1.00 par value ("Preferred Stock"). As of March 1, 1994, there were approximately 45,475,965 shares of Common Stock issued and outstanding and another 13,307,689 shares reserved for issuance under the Company's stock option and employee stock purchase plans. On March 24, 1994, a resolution was unanimously adopted by the Board of Directors which approved submission to a vote of the shareholders a proposal to amend the first sentence of the Fourth Article of the Certificate of Incorporation to provide for a total authorized capital stock of the Company of 305,000,000, consisting of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. In all other respects, the Fourth Article of the Certificate of Incorporation would remain unchanged.

     If approved, the increased number of authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of shareholders of the Company will be required, except as provided under Delaware law or the rules of the NASDAQ System or of any national securities exchange on which the shares of Common Stock of the Company are at the time listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions or in declaring a stock dividend. The Company from time to time investigates acquisition opportunities which might involve the issuance of its Common Stock and is currently considering the declaration of a stock dividend. The availability of sufficient authorized shares will enable the Company to take advantage of these opportunities more readily. However, the Company currently has no agreements to issue additional shares of Common Stock other than the shares of Common Stock that previously have been reserved for issuance as described above.

     The additional shares of Common stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. Holders of Common
Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.

     Approval of this amendment to the Certificate of Incorporation will require the affirmative vote of a majority of shares of Common Stock entitled to vote at the Meeting. If the amendment is authorized, the text of the first sentence of the Fourth Article of the Company's Certificate of Incorporation will be as follows:

          "FOURTH. The total number of shares of stock which the Corporation shall authority to issue is three hundred five million (305,000,000) shares, of which 300,000,000 shares shall be Common
          Stock, $.01, par value and 5,000,000 shares shall be Preferred Stock, $1.00 par value."

     The Board of Directors unanimously recommends that shareholders vote FOR the proposed increase in authorized shares of Common Stock.


      PROPOSAL NO. 5 RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Coopers & Lybrand, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1994. Coopers & Lybrand has served as the Company's auditors since 1982. It is expected that a member of the firm of Coopers & Lybrand will be present at the Meeting and will be available to make a statement and to respond to appropriate questions. If the shareholders do not ratify the selection of Coopers & Lybrand, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.

     The Board of Directors unanimously recommends a vote FOR the ratification of this Selection.

                      VOTING PROCEDURES

     For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

                         OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If other business should come before the Meeting, the persons named in the proxies solicited hereby, each of whom is an officer of the Company, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.

                      SHAREHOLDER PROPOSALS

     It is currently contemplated that the 1995 Annual Meeting of Shareholders will be held on or about May 10, 1995. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 13, 1994. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

                  EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally by the Company by use of the mails. The Company has also engaged the services of Georgeson & Company Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of $7,500 plus expenses. Further solicitation of proxies from some shareholders may be made by directors, officers and regular employees of the Company personally or by telephone, telegraph or letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of Common Stock registered in the name of a nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses.


Dated: April 12, 1994



_______________________________________________________________________________


                        PRELIMINARY COPY

                  LOTUS DEVELOPMENT CORPORATION
                      55 Cambridge Parkway
                 Cambridge, Massachusetts 02142

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edwin J. Gillis and Thomas
M. Lemberg as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock, $.01 par value, of Lotus Development Corporation held of record by the undersigned on April 1, 1994, at the Annual Meeting of Shareholders to be held on May 25, 1994, or any adjournment thereof, on all matters on which the undersigned would be entitled to vote.

     This Proxy when properly executed will be voted in the manner indicated herein by the undersigned. If no contrary indication is made, the proxies will vote FOR the other proposals described in this Proxy and the accompanying Proxy Statement.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

           CONTINUED AND TO BE SIGNED ON REVERSE SIDE

          Please mark
    X     votes as in
 ------   this example

The Board of Directors recommends that you vote FOR Proposals 1 through 5.

1. Election of Directors

Nominees:  Jim P. Manzi, Richard S. Braddock,
           Ratification of selection of
           William H. Gray III, Michael E. Porter
           and Henri A. Termeer

           FOR             WITHHELD
          ______            ______

______________________________________
For all nominees except as noted above


2. Amendment of 1986 Stock Option Plan for Non-Employee Directors

 FOR         AGAINST   ABSTAIN
________    ________   _________


3. Approval of certain compensation payable to CEO for U.S.
   Federal Income Tax purposes

FOR         AGAINST    ABSTAIN
________    ________    _________


4. Amendment of Certificate of Incorporation to increase number of authorized shares

FOR       AGAINST      ABSTAIN
_______   ________    _________

5.  Ratification of selection of Coopers & Lybrand as auditors

FOR       AGAINST      ABSTAIN
______    ________    _________



MARK HERE FOR ADDRESS CHANGE
AND NOTE AT LEFT              ____________________________


This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants both should sign.
Executors, administrators, trustees, etc. should indicate their capacities. If the signer is a corporation, please sign full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation.

Signature:__________________________  Date:________________

Signature:__________________________  Date:________________


_______________________________________________________________________________



                  LOTUS DEVELOPMENT CORPORATION

                     1986 STOCK OPTION PLAN
                               FOR
                     NON-EMPLOYEE DIRECTORS

1.   Purpose

     The purpose of the Lotus Development Corporation Stock Option Plan for Non-Employee Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors of Lotus Development Corporation (the "Corporation") for the benefit of the Corporation and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2.   Shares Subject to the Plan

     The total number of shares of common stock, par value $.01 per share ("Shares"), of the Corporation for which options may be granted under the Plan shall not exceed 500,000 in the aggregate, subject to adjustment in accordance with Section 12 hereof. Within the foregoing limitations, Shares for which options have been granted pursuant to the Plan but which options have lapsed or otherwise terminated shall become available for the grant of additional options. There will initially be reserved for issuance or transfer from the Corporation's treasury upon the exercise of options granted under the Plan 300,000 Shares, subject to adjustment in accordance with Section 12 hereof.

3.   Administration of Plan

     The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may seem desirable.

4.   Eligibility; Grant of Option

     Each director of the Corporation who is not, and has not during the immediately preceding 12 month period been, an employee of the Corporation or any subsidiary of the Corporation (a "Participant") shall automatically be a participant in the Plan. Each Participant who is in office on November 15 of any year (commencing with November 15, 1986) shall, on the immediately succeeding January 1, automatically be granted an option to acquire 10,000 Shares under the Plan.

5.   Option Agreement

     Each option granted under the Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Corporation and by the Participant to whom such option is granted, which Agreements may but need not be identical and which shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the Participant agrees to continue to serve as a director of the Corporation during the term for which he or she was elected. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board. No option shall be deemed granted within the meaning of the Plan and no purported grant of any option shall be effective, until such Agreement shall have been duly executed on behalf of the Corporation and the Participant to whom the option is to be granted.

6.   Option Exercise Price

     The option exercise price for an option granted under the Plan on or prior to January 1, 1988, shall be the fair market value of the Shares covered by the option on the November 15, or, if such November 15 is not a day on which Shares are traded, on the next succeeding trading day, immediately preceding the date on which the option is granted. The option exercise price for an option granted under the Plan on or after January 1, 1989, shall be the fair market value of the Shares covered by the option on the date of grant, or if such date is not a day on which Shares are traded, on the next succeeding trading day, immediately preceding the date on which the option is granted. The date on which the fair market value is determined in accordance with the two immediately preceding sentences is referred to herein as the "Pricing Date". For purposes hereof, the fair market value of the Shares covered by an option shall be the average of the high and low sales prices of the Shares on the applicable date as reported in the National Market List of the National Association of Securities Dealers Inc. Automated Quotation System or on the principal national securities exchange on which the Shares are then listed for trading.

7.   Time and Manner of Exercise of Option

     (a) Options granted under the Plan shall become exercisable in installments of 25 percent upon each anniversary of the date of grant.
     (b) To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised from time to time, by giving written notice, signed by the person or persons exercising the option, to the Corporation, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part in shares of the common stock of the Corporation already owned by the person or persons exercising the option, valued at fair market value on the date of payment (as determined pursuant to Section 6 hereof).
     (c) Upon exercise of the option, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Corporation in the Commonwealth of Massachusetts to the person or persons exercising the option as soon as practicable (but in no event more than 30 days) after the date of receipt of the notice of exercise by the Corporation, or at such time, place and manner as may be agreed upon by the Corporation and the person or persons exercising the option.

8.   Term of Options

     Each option, shall expire ten years from the date of the granting thereof, but shall be subject to earlier termination as follows:
     (a) In the event of the death of a Participant, the option granted to such Participant may be exercised, to the extent exercisable on the date of death pursuant to
          Section 7(a), by the estate of such Participant, or by any person or persons who acquired the right to exercise such option by will or by the laws of descent and distribution. Such option may be exercised at any time within 180 days after the date of death of such Participant or prior to the date on which the option expires by its terms, whichever is earlier.
     (b) In the event that a Participant ceases to be a director of the Corporation, other than by reason of his or her death, the option granted to such Participant may be exercised, to the extent exercisable on the date the Participant ceases to be a director, for a period of 30 days after such date, or prior to the date on which the option expires by its terms, whichever is earlier.

9.   Merger, Consolidation, Sale of Assets, etc., Resulting in a
Change of Control
     (a) In the event of a Change in Control (as hereinafter defined), notwithstanding the provisions of Sections 7(a) and 8, an option granted to a Participant shall become fully exercisable if, within one year of such Change in Control, such Participant shall cease for any reason to be a member of the Board. For purposes hereof, a Change in Control of the Corporation shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving Corporation or pursuant to which shares of the common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
          (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; or (ii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
          Act) of 30% or more of the Corporation's outstanding common stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
     (b) Any exercise of an option permitted pursuant to Section 9(a) shall be made within 180 days of the related Participant's termination as a director of the Corporation.

10.   Options Not Transferable

     The right of any Participant to exercise an option granted to him or her under the Plan shall not be assignable or transferable by such Participant otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Participant only by him or her.

11.   No Rights as Stockholder until Exercise

     Neither the recipient of an option under the Plan nor his successors in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

12.   Adjustments Upon Changes in Capitalization

     In the event that the outstanding shares of the common stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, appropriate adjustment shall be made in the number and kind of shares subject to and reserved for issuance or transfer under the Plan and as to which outstanding options (or portions thereof then unexercised) shall be exercisable, to the end that the proportionate interest of Participants and prospective Participants, with respect to options theretofore granted and to be granted, shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, but with a corresponding adjustment in the option price per share.

13.   Restrictions on Issue of Shares

     Anything in this Plan to the contrary notwithstanding, the Corporation may delay the issuance of Shares covered by the exercise of any option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

      (1)the Shares with respect to which an option has been exercised are at the time of the issue or transfer of such Shares effectively registered under applicable federal securities laws now in force or hereafter amended; or
      (2)counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from the registration under applicable federal securities laws now in force or hereafter amended.

It is intended that all exercises of options shall be effective. Accordingly, the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance or transfer from the Corporation's treasury of Shares in respect of which any option may be exercised.

14.   Purchase for Investment

     Unless the Shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Corporation shall be under no obligation to issue or transfer any Shares covered by any option unless the person or persons who exercise such option, in whole or in part, shall give a written representation and undertaking to the Corporation, which is satisfactory in form and scope to counsel to the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the Shares issued or transferred to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution for any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued or transferred without such registration a legend to this effect may be endorsed upon the certificates representing the Shares.

15.   Effective Date

     The effective date (the "Effective Date") of this Plan shall be the date which is the later of (i) the date of which the Plan is approved by stockholders of the Corporation and (ii) the date on which the Corporation receives an interpretive letter from the Securities and Exchange Commission to the effect that participants in the Plan are disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 for the purpose of administering certain other compensation plans for the Corporation.

16.   Expenses of the Plan

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation and none of such expenses shall be charged to any Participant.

17.   Termination and Amendment of Plan

     Unless sooner terminated as herein provided, the Plan shall terminate ten years from the Effective Date. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that, except as provided in Section 12, the Board may not, without the approval of the stockholders of the Corporation increase the maximum aggregate number of shares for which options may be granted under the Plan or the number of Shares for which an option may be granted to any Participant. Termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an option previously granted to him or her.